EXHIBIT 4.1

LIVE NATION ENTERTAINMENT, INC.
AND
COMPUTERSHARE INC.

AMENDED AND RESTATED RIGHTS AGREEMENT

Dated as of December 18, 2015

i

AMENDED AND RESTATED RIGHTS AGREEMENT
This Amended and Restated Rights Agreement, dated as of December 18, 2015 (this “Agreement”), is by and between Live Nation Entertainment, Inc., a Delaware corporation, f.k.a. CCE Spinco, Inc. (the “Company”), and Computershare Inc., as rights agent (the “Rights Agent”).
RECITALS
WHEREAS, the Board of Directors (the “Board”) of the Company adopted the Rights Agreement, dated as of December 21, 2005, between the Company and the Rights Agent (the “Original Agreement”), and authorized and declared a dividend of one preferred share purchase right (a “Right”) for each whole share of Common Stock, $.01 par value per share, of the Company (the “Common Stock”) outstanding as of the Close of Business on December 21, 2005 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right with respect to each share of Common Stock that becomes outstanding between the Record Date and the earliest of the Distribution Time, the Redemption Time and the Final Expiration Time (as such terms are hereinafter defined);
WHEREAS, under the terms of the Original Agreement, the Rights will expire at the close of business on December 21, 2015, and under Section 27 of the Original Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Original Agreement; and
WHEREAS, on December 15, 2015, the Board authorized and approved amendments to the Original Agreement, which included (i) the extension of the expiration date to December 21, 2020 and (ii) the addition of a qualifying offer provision, and the Company and the Rights Agent desire to amend and restate the Original Agreement to give effect to such amendments.
NOW, THEREFORE , in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows to amend, restate and supersede the Original Agreement in its entirety:
Section 1.Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a)    “Acquiring Person” means any Person who or that becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include any Excluded Person.
Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of shares of Common Stock by the Company that, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock Beneficially Owned by such Person to 15% or more of the shares of Common Stock then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an “Acquiring Person.”
Notwithstanding the foregoing, if (i) the Board of Directors of the Company determines in good faith that a Person has become an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing control of the Company, (ii) such Person (or its Affiliates and Associates) divests a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), and (iii) such determination is made and such divestment is completed prior to the time when the first Right is distributed by the Rights Agent pursuant to Section 3(d), then such Person shall be deemed to not be an “Acquiring Person,” and to never have become an “Acquiring Person,” for all purposes of this Agreement (meaning, without limitation, that no Distribution Time shall occur and no adjustment pursuant to Section 11(a)(ii) or Section 13 shall be made in respect thereof); provided, however, that if such Person, after such determination and divestment, becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of becoming the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an “Acquiring Person” unless a subsequent such determination and divestment is made.
(b)    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.
(c)    “Agreement” shall have the meaning set forth in the first Recital hereof.
(d)    “Associate,” when used to indicate a relationship with any Person, means each, any and all of the following:
(i)    any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person (A) is an officer or partner or (B) is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; provided, however, that a firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity shall not be an “Associate” of a Person if such Person has reported Beneficial Ownership of the Common Stock of such firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity on Schedule 13G under the Exchange Act, but only if and for so long as: (1) such Person is the Beneficial Owner of less than 20% of such shares of Common Stock then outstanding, (2) such Person satisfies the criteria set forth in both Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) of the General Rules and Regulations under the Exchange Act and (3) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act;

(ii)    any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and
(iii)    any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.
(e)    A Person shall be deemed the “Beneficial Owner” of, to “Beneficially Own” and have “Beneficial Ownership” of, any securities:
(i)    that such Person, or any of such Person’s Affiliates or Associates, beneficially owns, directly or indirectly;
(ii)    that such Person, or any of such Person’s Affiliates or Associates, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, to Beneficially Own, or have “Beneficial Ownership” of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, to Beneficially Own, or have “Beneficial Ownership” of, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report under or pursuant to the federal securities laws); or
(iii)    that are beneficially owned, directly or indirectly, by any other Person with which such Person, or any of such Person’s Affiliates or Associates, has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring (except to the extent contemplated by the proviso to Section 1(e)(ii), holding, voting (except to the extent contemplated by the proviso to Section 1(e)(ii) or disposing of any securities of the Company.
Notwithstanding anything in this definition of “Beneficial Owner” to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to own beneficially hereunder.
(f)    “Board” shall have the meaning set forth in the second Recital hereof.

(g)    “Board Evaluation Period” shall have the meaning set forth in Section 23(c)(i).
(h)    “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(i)    “Close of Business,” on any given day, means 5:00 P.M., local time in New York, New York, on such day; provided, however, that, if such day is not a Business Day, it shall mean 5:00 P.M., local time in New York, New York, on the next succeeding Business Day.
(j)    “Common Stock” shall have the meaning set forth in the second Recital hereof.
(k)    “Company” shall have the meaning set forth in the first Recital hereof.
(l)    “Company Entity” means, as the context may require, each, any and all of the following:
(i)    the Company;
(ii)    any Subsidiary of the Company;
(iii)    any employee benefit plan of the Company or of any Subsidiary of the Company; or
(iv)    any entity holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan.
(m)    “Definitive Acquisition Agreement” shall mean any definitive written agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock at a meeting of the stockholders of the Company with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company and its Subsidiaries.
(n)    “Distribution Time” means the Close of Business on the earlier of the following dates (including any such date that is after the Record Date and prior to the issuance of the Rights):
(i)    the tenth day after the first date of public announcement (which, for purposes of this definition, includes, without limitation, a report filed pursuant to Section 13 under the Exchange Act) by the Company or an Acquiring Person (or any Affiliate or Associate of an Acquiring Person) (A) that a Person has become an “Acquiring Person” for purposes of this Agreement or (B) of the facts relating to the Beneficial Ownership of any securities by any Person that caused any Person to become an “Acquiring Person” for purposes of this Agreement; and

(ii)    the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than a Company Entity) of a tender or exchange offer, the consummation of which would result in any Person becoming an Acquiring Person.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)    “Exchange Ratio” shall have the meaning set forth in Section 24(a).
(q)    “Excluded Person” means, as the context may require, each, any and all of the following:
(i)    each Company Entity;
(ii)    any Person who or that has reported Beneficial Ownership of Common Stock on Schedule 13G under the Exchange Act, but only if and for so long as: (A) such Person is the Beneficial Owner of less than 20% of the shares of Common Stock then outstanding, (B) such Person satisfies the criteria set forth in both Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) of the General Rules and Regulations under the Exchange Act and (C) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act; and
(iii)    each of (A) Liberty Media Corporation, (B) LMC Events, LLC and (C) each Affiliate of Liberty Media Corporation that acquires record ownership of any Equity Securities (as such term is defined in the Stockholder Agreement, dated February 10, 2009 (the “Liberty Stockholder Agreement”), among the Company, Ticketmaster Entertainment, Inc., Liberty Interactive Corporation (formerly known as, Liberty Media Corporation) and Liberty USA Holdings, LLC) subject to the limitations and conditions set forth in the Liberty Stockholder Agreement, in the case of a Person described in (B) or (C), until such time as such Person is not an Affiliate of Liberty Media Corporation or ceases to have record ownership of any Equity Securities (collectively, the “Spinco Parties”), in each case, so long as the Spinco Parties’ “Beneficial Ownership” of Equity Securities does not exceed the “Applicable Percentage” (as such terms are defined in the Liberty Stockholder Agreement); provided, that no Spinco Party shall cease to be an Excluded Person (x) by reason of a purchase of shares of Common Stock in excess of the Applicable Percentage to the extent such purchase is in a Rights Offering (as defined in the Liberty Stockholder Agreement) or an offer that was made generally available to holders of equity securities of the Company, or (y) as a result of the exercise or exchange of Rights held by a Spinco Party.
(r)    “Exemption Date” shall have the meaning set forth in Section 23(c)(iii).
(s)    “Final Expiration Time” means the Close of Business on December 21, 2020.
(t)    “Flip Over Event” means the occurrence of any one or more of the following events, directly or indirectly, at any time after a Person has become an Acquiring Person: (i) the Company consolidates with, or merges with and into, any other Person, (ii) any Person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company (or one or more of its Subsidiaries) sells or otherwise transfers, in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person, other than a sale or transfer to the Company, to one or more of its wholly-owned Subsidiaries or to the Company and one or more of its wholly-owned Subsidiaries.
(u)    “Flip Over Successor” means, as applicable, (i) the Person (which may be the Company) that is the issuer of the stock or other securities into which all or part of the shares of Common Stock are changed, or for which all or part of the shares of Common Stock are exchanged, in a merger or consolidation described in clause (i) of the definition of “Flip Over Event” or (ii) the Person to whom the assets or earning power of the Company (or one or more of its Subsidiaries) are sold or transferred in any one or more transactions described in clause (ii) of the definition of “Flip Over Event.”
(v)    “Liberty Stockholder Agreement” shall have the meaning set forth in Section 1(q).
(w)    “NYSE” means the New York Stock Exchange.
(x)    “NASDAQ” means the National Association of Securities Dealers, Inc. Automated Quotation System.
(y)    “Original Agreement” shall have the meaning set forth in the second Recital hereof.
(z)    “Outside Meeting Date” shall have the meaning set forth in Section 23(c)(iii).
(aa)    “Person” means any individual, firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity, and includes any successor (by merger or otherwise) of such entity.
(bb)    “Preferred Shares” means shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Certificate of Designation attached to this Agreement as Annex A.
(cc)    “Purchase Price” shall have the meaning set forth in Section 3(d).
(dd)    “Qualifying Offer” shall mean an offer determined by a majority of directors of the Company who are determined to be independent under the listing standards of the NYSE to have, to the extent required for the type of offer specified, each of the following characteristics:
(i)    a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding shares of Common Stock at the same per-share consideration;

(ii)    an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act and is made by an offeror (including Affiliates and Associates of such offeror) that Beneficially Owns no more than 1% of the outstanding Common Stock as of the date of such commencement;
(iii)    an offer whose offer price per share of Common Stock is greater than the highest reported market price for the Common Stock in the twenty-four (24) months immediately preceding the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act, with, in the case of an offer that includes shares of common stock of the offeror, such offer price per share of Common Stock being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act;
(iv)    an offer that, within twenty (20) Business Days after the commencement date of the offer (or within ten (10) Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate;
(v)    if the offer includes shares of common stock of the offeror, an offer pursuant to which (i) the offeror shall permit representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board to evaluate the offer and make an informed decision and, if requested by the Board, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view, and (ii) within ten (10) Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed the due diligence review to its satisfaction (or following completion of such due diligence review within ten (10) Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten (10) Business Day period, render an opinion to the Board that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or would reasonably be expected to have a material adverse affect on the value of the common stock of the offeror;

(vi)    an offer that is subject only to the minimum tender condition described below in Section 1(dd)(ix) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisers of the Company;
(vii)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer will remain open until at least the later of (i) the date the Board redeems the outstanding Rights or exempts such offer from the terms of this Agreement, (ii) if Special Meeting Demands are not received from the holders of a Requisite Percentage with respect to such offer, ten (10) Business days after the end of the Board Evaluation Period and (iii) if a Special Meeting is duly requested in accordance with Section 23(c), ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period, ten (10) Business Days following the last day of such Special Meeting Period;
(viii)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that, in addition to the minimum time periods specified in Section 1(dd)(vii) of this definition, the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty Business Days after (i) any increase in the consideration being offered or (ii) any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open, as a result of Section 1(dd)(vii) and this Section 1(dd)(viii), beyond (1) the time that any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under Section 1(dd)(vii) and this Section 1(dd)(viii), (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 under the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (3) three (3) Business Days after the stockholder vote with respect to approval of a Definitive Acquisition Agreement with another offeror has been officially determined and certified by the inspectors of elections;
(ix)    an offer that is conditioned on a minimum of at least a majority of (i) the shares of the Common Stock outstanding on a fully-diluted basis and (ii) the outstanding shares of the Common Stock not held by the Person making such offer (or such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;
(x)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share of Common Stock actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;
(xi)    an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof);
(xii)    an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (i) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act, (ii) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (iii) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and
(xiii)    if the offer includes shares of common stock of the offeror, (i) the offeror is a publicly owned United States corporation and its common stock is freely tradable and is listed or admitted to trading on either the NASDAQ or the NYSE, (ii) no stockholder approval of the offeror is required to issue such common stock, or, if required, such approval has already been obtained, (iii) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, (iv) no other class of voting stock of the offeror is outstanding and (v) the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.
For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding written commitment being provided by the offeror to the Board to maintain such availability until the offer is consummated or withdrawn or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition, but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(c) shall no longer be applicable to such offer.

(ee)    “Qualifying Offer Resolution” shall have the meaning set forth in Section 23(c)(i).
(ff)    “Reclassified Shares” shall have the meaning set forth in Section 11(a)(i).
(gg)    “Record Date” shall have the meaning set forth in the second Recital hereof.
(hh)    “Redemption Price” shall have the meaning set forth in Section 23(a).
(ii)    “Redemption Time” means the time at which the Rights are redeemed as provided in Section 23.
(jj)    “Reduced Threshold” shall have the meaning set forth in Section 27.
(kk)    “Requisite Percentage” shall have the meaning set forth in Section 23(c)(i).
(ll)    “Right” shall have the meaning set forth in the second Recital hereof.
(mm)    “Right Certificate” shall have the meaning set forth in Section 3(d).
(nn)    “Rights Agent” shall have the meaning set forth in the first Recital hereof.
(oo)    “Security” shall have the meaning set forth in Section 11(d)(i).
(pp)    “Special Meeting” shall have the meaning set forth in Section 23(c)(i).
(qq)    “Special Meeting Demand” shall have the meaning set forth in Section 23(c)(i).
(rr)    “Special Meeting Period” shall have the meaning set forth in Section 23(c)(ii).
(ss)    “Spinco Parties” shall have the meaning set forth in Section 1(q).
(tt)    “Subsidiary” of any Person means any corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.
(uu)    “Trading Day” shall have the meaning set forth in Section 11(d)(ii).
Section 2.    Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.
Section 3.    Issue of Right Certificates.
(a)    Until the Distribution Time, each Right shall be evidenced solely by the Common Stock certificate that, from time to time, represents the share of Common Stock upon which the dividend of such Right was declared and paid, and not by a separate Right Certificate, and such Right shall be registered in the name of the record holder of such Common Stock certificate. Until the Distribution Time, (i) each Right shall be transferable only in connection with the transfer of the share of Common Stock upon which the dividend of such Right was declared and paid and (ii) the surrender for transfer of the certificate evidencing such share of Common Stock, and evidencing such Right, shall also constitute the surrender for transfer of such Right. Any reference hereinafter to a Right that is “associated with” a share of Common Stock (or any similar reference) refers to the Right that (A) was declared and paid as a dividend on such share of Common Stock and (B) is evidenced by the Common Stock certificate that represents such share of Common Stock.
(b)    All certificates for shares of Common Stock that are issued by the Company on or after the Record Date but prior to the earliest of the Distribution Time, the Redemption Time or the Final Expiration Time shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
This certificate also evidences and entitles the record holder hereof to certain rights as set forth in a Rights Agreement between Live Nation Entertainment, Inc. and Computershare Inc., dated as of December 21, 2005, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Live Nation Entertainment, Inc. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Live Nation Entertainment, Inc. will mail to the record holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights Beneficially Owned by any Person who becomes an Acquiring Person, or by any Affiliate or Associate of such Acquiring Person, become immediately null and void (all such capitalized terms having the meanings ascribed thereto in the Agreement).
(c)    In the event that the Company purchases, acquires or redeems any shares of Common Stock after the Record Date but prior to the Distribution Time, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that no Person shall be entitled to exercise any Rights associated with shares of Common Stock that are no longer outstanding.
(d)    As soon as practicable after the Distribution Time, a Right Certificate, in the form described in Section 4 (a “Right Certificate”), shall be prepared, executed and countersigned in accordance with Section 5 and delivered by the Rights Agent to each record holder of shares of Common Stock as of the Distribution Time, each Right Certificate evidencing one Right for each share of Common Stock held of record by such record holder as of such time. From and after the Distribution Time, each Right shall be evidenced solely by a Right Certificate and shall not thereafter be evidenced by the certificate representing the share of Common Stock that was theretofore associated with such Right or by any other Common Stock certificate or otherwise. Subject to the provisions of Section 6, from and after the Distribution Time, the Rights, and the Right Certificates evidencing the Rights, shall be separately transferable without regard to the transfer of the share of Common Stock that was theretofore associated with such Right or the Common Stock certificate representing such share. Subject to the provisions of Section 7, each

Right Certificate shall entitle the registered holder thereof to exercise the Rights represented thereby to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the “Purchase Price”), but the number and class of securities receivable upon exercise and the Purchase Price shall be subject to adjustment as provided herein.
Section 4.    Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Annex B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the National Association of Securities Dealers, Inc., or to conform to usage.
Section 5.    Countersignature and Registration. Each Right Certificate to be issued, or reissued, pursuant to this Agreement shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal (if any) or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. Each such Right Certificate shall be countersigned (either manually or by facsimile signature) by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who signs any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although any such individual was not such an officer at the date of the execution of this Agreement.
Following the Distribution Time, the Rights Agent shall keep or cause to be kept, at its office designated for such purposes, books or electronic records for registration of ownership and transfer of the Right Certificates issued hereunder. Such books or electronic records shall show the names and addresses of the respective registered holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Lost, Stolen, Destroyed or Mutilated Right Certificates.
(a)    Subject to the provisions of Section 14(a), at any time and from time to time prior to the earlier of the Redemption Time and the Final Expiration Time, any Right Certificate may be transferred, split up, combined with or exchanged for another Right Certificate or Right Certificates evidencing, in the aggregate, a like number of Rights as the Right Certificate or Right Certificates surrendered; provided, however, that any such reissued Right Certificate or

Right Certificates shall not evidence any Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24. Any registered holder of a Right Certificate desiring to transfer, split up, combine or exchange such Right Certificate shall (i) properly complete and duly execute the certificate contained in the form of assignment on the reverse side of such Right Certificate, (ii) surrender such Right Certificate to the Rights Agent, at the office of the Rights Agent designated for such purpose, together with a written request specifying the transfer, split up, combination or exchange that such registered holder desires, (iii) pay, by certified check, cashier’s check or money order payable to the order of the Company, an amount equal to any applicable transfer tax required to be paid by the registered holder of such Right Certificate in accordance with Section 9(a) and (iv) provide the Company and the Rights Agent with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Right Certificate, or the Affiliates or Associates thereof, as the Company or the Rights Agent may reasonably request. Thereupon, the new Right Certificate or Right Certificates, as the case may be, to be issued upon such transfer, split up, combination or exchange shall be prepared, executed and countersigned in accordance with Section 5 and delivered by the Rights Agent to the Person or Persons entitled thereto, as so requested.
(b)    Any time and from time to time prior to the earlier of the Redemption Time and the Final Expiration Time, any Right Certificate that is lost, stolen, destroyed or mutilated may, upon receipt by the Rights Agent of an open penalty surety bond satisfactory to it and holding it and the Company harmless, be replaced by another Right Certificate of like tenor; provided, however, that any such replacement Right Certificate shall not evidence any Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24. Any registered holder desiring to so replace any such Right Certificate shall deliver to the Rights Agent, at the office of the Rights Agent designated for such purpose, and the Company (i) evidence reasonably satisfactory to each of them of the loss, theft, destruction or mutilation of such Right Certificate, (ii) in case of loss, theft or destruction, such indemnity or security as may be reasonably satisfactory to each of them, (iii) in case of mutilation, the Right Certificate so mutilated (which shall thereupon be cancelled by the Rights Agent), (iv) at the Company’s or the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental to the issuance of such replacement Right Certificate and (v) such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such lost, stolen, destroyed or mutilated Right Certificate, or the Affiliates or Associates thereof, as the Company or the Rights Agent may reasonably request. Thereupon, the replacement Right Certificate shall be prepared, executed and countersigned in accordance with Section 5 and delivered by the Rights Agent to the registered holder thereof. The Rights Agent may, at its option, countersign replacement Right Certificate for mutilated certificates upon presentation thereof without such indemnity or security required hereunder.
Section 7.    Exercise of Rights; Purchase Price.
(a)    At any time after the distribution of Right Certificates pursuant to Section 3(d) and prior to the earlier of the Redemption Time and the Final Expiration Time, any registered holder of a Right Certificate may exercise all or any portion of the Rights represented thereby other than Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24. Any registered holder desiring to exercise all or any portion of the valid and exercisable Rights evidenced by any such Right Certificate shall (i) properly complete and duly execute the form of election to purchase on the reverse side of such Right Certificate, (ii) surrender such Right Certificate to the Rights Agent, at the office of the Rights Agent designated for such purpose, (iii) pay, by certified check, cashier’s check or money order payable to the order of the Company, the Purchase Price for the securities as to which such Rights are being exercised together with an amount equal to any applicable transfer tax required to be paid by the registered holder of such Right Certificate in accordance with Section 9(a) and (iv) provide the Company and the Rights Agent with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Right Certificate, or the Affiliates or Associates thereof, as the Company or the Rights Agent may reasonably request.
(b)    The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $80.00, and shall be subject to adjustment from time to time as provided in Section 11 and 13, and shall be payable in lawful money of the United States of America in accordance with Section 7(b).
(c)    Upon the full satisfaction by a registered holder of a Right Certificate of the requirements set forth in Section 7(a), the Rights Agent shall promptly (i) as appropriate, (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent), and the Company hereby directs such depositary agent to comply with all such requests; or (C) requisition from any transfer agent of any other securities that may be issuable upon exercise of the Rights (pursuant to Section 11 or Section 13) certificates for the number of such securities to be purchased, and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in the name of such Person or Persons as may be designated by such holder; and (iv) promptly after receipt of such cash to be paid in lieu of issuance of fractional shares, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate.
(d)    If the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be prepared, executed and countersigned in accordance with Section 5 and delivered by the Rights Agent to the registered holder thereof.
Section 8.    Cancellation and Destruction of Right Certificates. All Right Certificates surrendered to the Company or to any of its agents for the purpose of exercise, transfer, split up, combination, exchange or replacement shall be delivered to the Rights Agent for cancellation and all such Right Certificates surrendered to the Rights Agent in cancelled form shall be cancelled by it, and no Right Certificates shall be issued in substitution therefor except as expressly permitted by Section 6 or Section 7(d). The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.
Section 9.    Reservation of Shares; Taxes.
(a)    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (or other securities issuable upon exercise of Rights), or Preferred Shares (or such other securities) held in its treasury, the number of Preferred Shares (or such other securities) that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
(b)    The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state transfer and similar taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates following the Distribution Time or the issuance and delivery of the certificates or depositary receipts for Preferred Shares, or other securities or property, issuable upon exercise of the Rights. Neither the Rights Agent nor the Company shall, however, be required to pay any transfer or similar tax or charge that may be payable in respect of any transfer or delivery of any such Right Certificate, certificate or depositary receipt for Preferred Shares or other security or property to, or in the name of, any Person other than the registered holder of the Right Certificate surrendered for such transfer or exercise. Until any such tax or charge is paid to the Company (any such tax or charge being payable by the registered holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent's reasonable satisfaction that no such tax or charge is due, the Company and the Rights Agent shall have no obligation to, and shall not, issue or deliver any such Right Certificate or any such certificates or depositary receipts for Preferred Shares or other securities or property issuable upon the exercise of any Rights.
Section 10.    Shares Record Date. Each Person in whose name any certificate for Preferred Shares (or other securities for which the Rights may be exercisable) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or such other securities) represented thereby on, and such certificate shall be dated, the date on which the Right Certificate evidencing the Rights so exercised was duly surrendered and payment of the Purchase Price therefor (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

Section 11.    Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of shares of capital stock issuable upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)    (i)    If the Company, at any time after the Record Date, declares a dividend on the Preferred Shares payable in Preferred Shares or subdivides the outstanding Preferred Shares into a larger number of Preferred Shares, the Purchase Price shall be proportionately decreased and the number of Preferred Shares that shall be issued upon the exercise of a Right pursuant to Section 7 shall be proportionately increased. If the Company, at any time after the Record Date, combines the outstanding Preferred Shares into a small number of Preferred Shares, the Purchase Price shall be proportionately increased and the number of Preferred Shares that shall be issued upon the exercise of a Right pursuant to Section 7 shall be proportionately decreased. Such adjustments shall be effective as of the record date for any such dividend or as of the effective time of any such subdivision or combination.
If the Company, at any time after the Record Date, issues any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), each Right shall thereafter entitle its holder to purchase (in lieu of Preferred Shares, or any fraction of a Preferred Share, or any other securities that such Right previously entitled its holder to purchase), upon the exercise of such right pursuant to Section 7, the number of such shares of capital stock issued in such reclassification as a holder of the number of Preferred Shares (or fraction of a Preferred Share) for which such Right entitled its holder to purchase immediately prior to such reclassification would have received in respect of such Preferred Shares in the reclassification (the “Reclassified Shares”) and the Purchase Price payable for each such Reclassified Share, upon the exercise of a Right pursuant to Section 7, shall thereafter be adjusted to be an amount equal to the aggregate Purchase Price payable upon the full exercise of such Right immediately prior to such reclassification divided by the aggregate number of Reclassified Shares for which such Right entitles its holder to purchase immediately following such adjustment pursuant to this Section 11(a)(i).
Notwithstanding anything to the contrary in this Section 11(a)(i), in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right.
(ii)    If, at any time after the Record Date, any Person becomes an Acquiring Person, each Right (other than a Right that has become null and void pursuant to the second paragraph hereof) shall thereafter entitle its holder to purchase (in lieu of Preferred Shares, or any fraction of a Preferred Share, or any other securities that such Right previously entitled its holder to purchase), upon the exercise of such right pursuant to Section 7, the number of shares of Common Stock that equals the result obtained by dividing (a) the aggregate Purchase Price payable upon the full exercise of such Right immediately prior to such Person becoming an Acquiring Person by (b) 50% of the current per share market price of the Common Stock (determined pursuant to Section

11(d)) on the date on which such Person became an Acquiring Person, and the Purchase Price payable for each such share of Common Stock, upon the exercise of a Right pursuant to Section 7, shall thereafter be adjusted to be an amount equal to the aggregate Purchase Price payable upon the full exercise of such Right immediately prior to such Person becoming an Acquiring Person divided by the aggregate number of shares of Common Stock for which such Right entitles its holder to purchase immediately following such adjustment pursuant to this Section 11(a)(ii). Except as otherwise provided in Section 23, in the event that any Person becomes an Acquiring Person and the Rights are then outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.
From and after the time that any Person becomes an Acquiring Person, all Rights that are Beneficially Owned, and all Rights that may thereafter be acquired or Beneficially Owned, by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action on the part of the Company or any other Person. Neither such Acquiring Person, nor any Associate or Affiliate of such Acquiring Person, nor any other subsequent holder of such nullified and voided Rights shall thereafter have any right to exercise such nullified and voided Rights under any provision of this Agreement. No Right Certificate shall be issued, or re-issued, pursuant to any provision of this Agreement evidencing any such nullified and voided Rights. The Rights Agent shall cancel any Right Certificate delivered to it for any purpose to the extent that such Right Certificate evidences such nullified and voided Rights. The Rights Agent shall cancel any Right Certificate delivered to it for transfer to the extent that the Rights evidenced thereby are requested to be transferred to any Acquiring Person (or any Associate or Affiliate of an Acquiring Person).
(iii)    In the event that there are not sufficient shares of Common Stock issued that are either issued but not outstanding or authorized but not issued to permit the exercise in full of the Rights following any adjustment pursuant to Section 11(a)(ii), the Company shall take all such action as may be necessary to authorize such number of additional shares of Common Stock to provide for the full issuance of shares of Common Stock required to be issued upon the exercise of all of the Rights. In the event the Company, after good faith effort, is unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, such number of Preferred Shares (or such fraction of a Preferred Share) as shall have a current per share market price equal to the current per share market price of one share of Common Stock as of the date of issuance of such Preferred Shares (or such fraction of a Preferred Share).
(b)    In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price (as defined in Section 11(d)) of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
(c)    In case the Company fixes a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
(d)    (i)    For the purpose of any computation hereunder, the “current per share market price” of any security (each, a “Security” for the purpose of this Section 11(d)), on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date.

In the event that (1) the current per share market price of any Security is determined following the announcement by the issuer of such Security of (x) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares or (y) any subdivision, combination or reclassification of such Security, and (2) the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, is a Trading Day on which the closing price per share of such Security is used for purposes of any calculation of “current per share market price” under this Section 11(d), then, and in each such case, the “current per share market price” shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.
(ii)    For any Trading Day, the closing price of a Security that is listed or admitted to trading on any national securities exchange shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time on such Trading Day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time on such Trading Day. Such last sale price or such closing bid and asked prices, as applicable, shall be (a) if the Security is listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system for the NYSE and (b) if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Security is listed or admitted to trading.
For any Trading Day, the closing price of a Security that is not listed or admitted to trading on any national securities exchange and that is quoted by NASDAQ, or such other system then in use, shall be the last quoted price reported at or prior to 4:00 P.M. Eastern time on such Trading Date by NASDAQ, or such other system, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, reported as of 4:00 P.M. Eastern time on such Trading Day by NASDAQ, or such other system.
For any Trading Day, the closing price of a Security that is neither listed or admitted to trading on any national securities exchange nor quoted by NASDAQ, or such other system then in use, shall be (x) the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security, such market maker as selected by the Board of Directors of the Company, or (y) if on any such date no such market maker is making a market in the Securities, the fair value of such Security on such date as determined in good faith by the Board of Directors of the Company.
The term “Trading Day” means a day on which the principal national securities exchange on which the Securities are listed or admitted to trading is open for the transaction of business, or, if the Securities are not listed or admitted to trading on any national securities exchange, a Business Day.
(iii)    If the Preferred Shares are publicly traded, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) and Section 11(d)(ii).

If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the product of the current per share market price of the shares of Common Stock, as determined pursuant to Section 11(d)(i) and Section 11(d)(ii), multiplied by the Market Value Ratio. The “Market Value Ratio” shall initially be one hundred (100) and shall be adjusted, in the event that the Company at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, by multiplying the Market Value Ratio theretofore in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
If neither the shares of Common Stock nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” means the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.
(e)    No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction or event that requires such adjustment and (ii) the Expiration Time.
(f)    If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right becomes entitled to receive, upon exercise of such Right, any shares of capital stock of the Company other than Preferred Shares (or a fraction of a Preferred Share), thereafter the number of such other shares so receivable upon exercise of such Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.
(g)    All Rights originally issued by the Company after any adjustment made to the Purchase Price hereunder, or after any adjustment in the number of one one-hundredths of a Preferred Share or other securities issuable upon the exercise of the Rights, shall evidence the right to purchase, at the adjusted Purchase Price, such adjusted number of one one-hundredths of a Preferred Share or other securities that are purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)    Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a Preferred Share or other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share that were expressed in the initial Right Certificates issued hereunder.
(i)    The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(j)    Unless the Company exercises its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(k)    Before taking any action that would cause an adjustment reducing the Purchase Price below the aggregate par value, if any, of the securities issuable upon the exercise of one Right, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or other securities at such adjusted Purchase Price.

(l)    In any case in which this Section 11 requires that an adjustment in the Purchase Price, or the number of one one-hundredths of a Preferred Share or other securities issuable upon the exercise of the Rights, be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of the event requiring such adjustment, the issuance to the holder of any Right exercised after such record date of the number of one one-hundredths of a Preferred Share or other securities, if any, issuable upon such exercise over and above the number of one one-hundredths of a Preferred Share or other securities, if any, issuable upon such exercise immediately prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m)    Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to reduce the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Company, in its sole discretion, determines is advisable such that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such stockholders.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares.
Whenever an adjustment is made, or any event affecting the Rights or their exercisability(including, without limitation, any event that causes any Rights to become null and void) occurs, as provided in Section 11 or Section 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment, if any, and a brief statement describing the facts accounting for any such adjustment or relating to any such event, (b) file a copy of such certificate with the Rights Agent, the Securities and Exchange Commission and each transfer agent for the shares of Common Stock, for the Preferred Shares and for any other class or series of securities that would be issuable upon any exercise of the Rights and (c) if such adjustment occurs at any time after the Distribution Time, mail a brief summary thereof to each registered holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to prepare such certificate, to file such certificate as and when required or to provide a summary of such certificate to each registered holder of a Right Certificate shall not affect the validity of any such adjustment or the force or effect of the requirement for such adjustment or affect, or relieve any Person from, the consequences of any such event pursuant to the terms of this Agreement. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, such adjustment or event unless and until it receives such certificate.

Section 13.    Flip Over Events. From and after the effective time of any Flip-Over Event, (a) each Right (other than a Right that has become null and void pursuant to Section 11(a)(ii) or that has been exchanged pursuant to Section 24) shall thereafter represent the right to purchase, when exercisable pursuant to Section 7 and upon payment of the aggregate Purchase Price theretofore payable upon the full exercise of such Right and in lieu of the number of

Preferred Shares, or fraction of a Preferred Share, for which such Right was previously exercisable, such number of shares of Common Stock of the Flip Over Successor that equals the result obtained by dividing such aggregate Purchase Price by 50% of the current per share market price of the Common Stock of such Flip Over Successor (determined pursuant to Section 11(d)) on the date of consummation of the Flip Over Event; (b) the Flip Over Successor shall thereafter be liable for, and shall assume, by virtue of consummated such Flip Over Event, all the obligations and duties of the Company pursuant to this Agreement; (c) the term “Company” shall thereafter be deemed to refer to the Flip Over Successor; and (d) the Flip Over Successor shall take such actions (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 and Section 11(f)) in connection with the consummation of such Flip Over Event as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock of the Flip Over Successor thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any Flip Over Event unless, prior thereto, the Company and the Person that becomes the Flip Over Successor have executed and delivered to the Rights Agent a supplemental agreement providing for, and legally binding such Flip Over Successor to take, the actions required by clause (d) of the preceding sentence. The Company shall not consummate any Flip Over Event (or enter into any binding agreement with respect thereto) at any time when rights, warrants, instruments or securities are outstanding, or any agreements or arrangements are in force, that would eliminate or substantially diminish the benefits intended to be afforded by the Rights upon the consummation of such Flip Over Event. The provisions of this Section 13 shall similarly apply to successive Flip Over Events.
Section 14.    Fractional Rights and Fractional Shares.
(a)    Each Right Certificate distributed by the Company, or re-issued by the Company pursuant to Section 6 or Section 7(d), shall evidence solely a whole Right or a whole number of Rights. In lieu of any fraction of a Right that would otherwise be evidenced by a Right Certificate, the Company shall pay to the registered holder of such Right Certificate an amount, in cash, equal to such fraction multiplied by the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date on which the Right Certificate that would otherwise have evidenced such fraction of a Right was issued.
(b)    The number of Preferred Shares to be issued by the Company to any Person upon the exercise of any Rights, if not an integral multiple of one one-hundredth of a Preferred Share, shall be rounded down to the nearest one one-hundredth of a Preferred Share. In lieu of any fraction of a Preferred Share that would otherwise be issued by the Company upon the exercise of any Rights, the Company shall pay to the registered holder of the Right Certificate evidencing such Rights an amount, in cash, equal to such fraction multiplied by the current market value of a whole Preferred Share. For the purposes of this Section 14(b), the current market value of a whole Preferred Share shall be the closing price of a whole Preferred Share (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of such exercise.
(c)    Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares represented by such depositary receipts.
(d)    The holder of a Right, by the acceptance of such Right, expressly waives such holder’s right to receive a Right Certificate evidencing any fraction of a Right or a fraction of a Preferred Share, other than an integral multiple of one one-hundredth of a Preferred Share, upon the exercise of any Right.
Section 15.    Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Time, the respective record holders of the shares of Common Stock). Any registered holder of a Right Certificate (or, prior to the Distribution Time, any record holder of a share of Common Stock), without the consent of the Rights Agent or any other registered holder of a Right Certificate (or, prior to the Distribution Time, any other record holder of a share of Common Stock), may, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights (whether or not then exercisable) evidenced by such Right Certificate (or, prior to the Distribution Time, by such share of Common Stock) in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, the Company specifically acknowledges that each holder of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement, and shall be entitled to specific performance of the obligations of the Company under this Agreement, and injunctive relief against actual or threatened violations thereof.
Section 16.    Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)    prior to the Distribution Time, the Rights will be transferable only in connection with the transfer of the respective shares of Common Stock to which they are associated;
(b)    after the Distribution Time, the Rights will be represented solely by Right Certificates and such Right Certificates will be transferable only on the registry books of the Rights Agent and only following full compliance by the registered holder thereof with the provisions of Section 6(a); and
(c)    the Company and the Rights Agent may deem and treat the registered holder of any Right Certificate (or, prior to the Distribution Time, any certificate representing a share of Common Stock) as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or other writing on any such Right Certificate or Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17.    Rights Holder Not Deemed a Stockholder. No holder of any Right or Rights (whether evidenced by a Right Certificate or, prior to the Distribution Time, a certificate representing shares of Common Stock), as such, shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable upon the exercise of such Right or Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon any such holder of any Right or Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until such Right or Rights have been exercised in accordance with the provisions hereof.
Section 18.    Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, on demand of the Rights Agent from time to time, its reasonable expenses, counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company covenants and agrees to also indemnify the Rights Agent for, and to hold it harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages that may be paid, incurred or suffered by it, or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Rights Agent pursuant hereto, without gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim made hereunder or with respect hereto.
The Rights Agent shall be protected, held harmless and shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in connection with, its administration of this Agreement in reliance upon any Right Certificate, certificate for the Preferred Shares, Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 or any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Rights Agent hereunder without further inquiry or examination on its part.
Notwithstanding anything contained herein to the contrary, the Rights Agent's aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Rights Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought. The terms under this Section 18 shall survive the termination, replacement or removal of the Rights Agent hereunder.

Section 19.    Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person is then eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in its own name as the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement. In case at any time the name of the Rights Agent is changed, any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
Section 20.    Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement (and no implied duties or obligations shall be read into this agreement) and only upon the following terms and conditions, by all of which the Company and the holders of Rights, by their acceptance thereof, shall be bound:
(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Rights Agent or the Company or an employee of the Rights Agent), and the Rights Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken or omitted to be taken by it in the absence of bad faith and in accordance with such opinion.
(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to the Rights Agent taking, suffering to be taken or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent to take, suffer to be taken or omit to take such action under the provisions of this Agreement in reliance upon such certificate.
(c)    The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction); provided, however, that the Rights

Agent shall not be liable for special, consequential, indirect, special or punitive damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if the Rights Agent has been advised of or has foreseen the possibility or likelihood of such damages.
(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)    The recitals or statements of fact contained herein shall be taken as statements of the Company, and the Rights Agent assumes no responsibility for their correctness nor shall it be required to verify the same. The Rights Agent shall be not be under any responsibility in respect of the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except the countersignature by the Rights Agent thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii)) or any adjustment in the terms of the Rights (including the form by which the Rights are evidenced, the manner or method of exercising the Rights, the exercise price thereof, the amounts of any adjustment, or the securities or other property for which the Rights may be exercised or for which they may be redeemed or into which they may be exchanged, as the case may be) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt by the Rights Agent of a certificate furnished pursuant to Section 12 describing such change or adjustment, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares (or, if applicable, shares of Common Stock or other securities) to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares (or, if applicable, shares of Common Stock or other securities) will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with a proposal or instruction included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer consents in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent receives written instructions in response to such application reasonably specifying the action to be taken, suffered or omitted. The Rights Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.
(h)    The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.
(j)    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, the registered holder thereof fails to properly complete and duly exercise the form of election to purchase or the form of assignment on the reverse side of such Right Certificate or such registered holder fails to comply in any other respect with the requirements set forth in Section 7 with respect to the exercise of Rights or the requirements set forth in Section 6 with respect to the transfer, split up, combination, exchange or replacement of Right Certificates, the Rights Agent shall not take any further action with respect to such request for exercise, transfer, split up, combination, exchange or replacement, without first consulting with the Company.
(k)    The Rights Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.
(l)    The Rights Agrent shall not be deemed to have any knowledge of any event which it was supposed to have received notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

(m)    In the event the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or other Person or entity for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Rights Agent.
(n)    The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any registered holder with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.
The terms under this Section 20 shall survive the termination, replacement or removal of the Rights Agent hereunder.
Section 21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign, and be discharged from its duties under this Agreement, upon 30 days’ prior notice in writing mailed to the Company pursuant to the notice requirements set forth in Section 26. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ prior notice in writing, mailed to the Rights Agent or any such successor Rights Agent, as the case may be, and to each transfer agent for the shares of Common Stock, for the Preferred Shares and for any other class or series of securities that would be issuable upon any exercise of the Rights by registered or certified mail, and to each holder of a Right by first-class mail. In the event the Rights Agent is also the transfer agent for the Company, any resignation or replacement of the transfer agent for the Company shall result in the resignation and discharge of the Rights Agent hereunder. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within 30 days after giving the Rights Agent notice of such removal or after the Company has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any holder of a Right (which registered holder shall, with such notice, submit all Right Certificates held by such holder (or, prior to the Distribution Time, all certificates representing shares of Common Stock held by such holder)) for inspection by the Company), then any holder of a Right may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a (i) Person organized, in good standing and doing business under the laws of the United States or any state of the United States that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has, at the time of its appointment as Rights Agent, a combined capital and surplus of at least $50 million (including its direct and indirect parents and Subsidiaries) or (ii) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the shares of Common Stock, for the Preferred Shares and for any other class or series of securities that would be issuable upon any exercise of the Rights, and mail a notice thereof in writing to each holder of a Right. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22.    Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
Section 23.    Redemption.
(a)    The Board of Directors of the Company may, at its option, at any time prior to the Distribution Time, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.
(b)    Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(a), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all of the holders of the then outstanding Rights and the Rights Agent. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than (i) as specifically set forth in this Section 23 or in Section 24, or (ii) as a consequence of the purchase, prior to the Distribution Time, of shares of Common Stock associated with such Rights.
(c)    Stockholder Referendum for Qualifying Offers.
(i)    In the event the Company receives a Qualifying Offer and the Board has not redeemed the outstanding Rights or exempted such Qualifying Offer from the terms of this Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, in each case, by the end of ninety (90) Business Days following the commencement of such

Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act (the “Board Evaluation Period”), the holders of record (or their duly authorized proxy) of at least ten percent (10%) or more of the shares of Common Stock then outstanding (excluding shares of Common Stock that are Beneficially Owned by the Person making the Qualifying Offer) (the “Requisite Percentage”) may submit to the Board, not earlier than seventy (70) Business Days nor later than ninety (90) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act, a written demand complying with the terms of this Section 23(c) (the “Special Meeting Demand”) directing the Board to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). For purposes of a Special Meeting Demand, the record date for determining eligible holders of record shall be the sixtieth (60th) Business Day following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act. Any Special Meeting Demand must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth as to the stockholders of record executing the request (i) the name and address of such stockholders, as they appear on the Company’s books and records, (ii) the class and number of shares of Common Stock which are owned of record by each of such stockholders and (iii) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner.
(ii)    After receipt of Special Meeting Demands in proper form and in accordance with this Section 23(c) from a stockholder or stockholders holding the Requisite Percentage, the Board shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of stockholders at a Special Meeting to be convened within ninety (90) Business Days following the last day of the Board Evaluation Period (the “Special Meeting Period”) by including a proposal relating to adoption of the Qualifying Offer Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.
(iii)    In the event that no Person has become an Acquiring Person prior to the Exemption Date and the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement in all respects to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the close of business on (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote by stockholders not in compliance with the provisions of this Section 23(c) shall serve to exempt any offer from the terms of this Agreement. Immediately upon the close of business on the Exemption Date, and without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate and, notwithstanding anything in this Agreement to the contrary, the consummation of the Qualifying Offer shall not cause the offeror (or its Affiliates or Associates) to become an Acquiring Person; and the Rights shall immediately expire and have no further force and effect upon such consummation.
(iv)    Nothing contained herein shall be construed to suggest or imply that the Board shall not be entitled to reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to recommend that holders of Common Stock reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any Qualifying Offer or any other tender offer or other acquisition proposal that the Board believes is necessary or appropriate in the exercise of such fiduciary duty.
Section 24.    Exchange.
(a)    Subject to the applicable laws, rules and regulations, and subject to Section 24(c) below, the Company may, at its option, by action of the Board of Directors, at any time after any Person becomes an Acquiring Person, exchange all or any portion of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect any such exchange at any time after any Person (other than a Company Entity), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.
(b)    Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise the Rights that are to be exchanged shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company promptly shall give public notice of any such exchange and the

Company promptly shall mail a notice of any such exchange to all of the holders of such Rights; provided, however, that the failure of the Company to promptly give, or any defect in, any such notice shall not affect the legality or validity of such exchange. Each such notice of exchange mailed to the holders of such Rights will state the method by which the exchange of the shares of Common Stock for Rights will be effected, and, in the event of any partial exchange, the percentage of the total Rights, and the number of such holder’s Rights, that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.
(c)    In the event that there are not sufficient shares of Common Stock that are either issued but not outstanding or authorized but not issued to permit the exchange of all of the Rights ordered by the Board of Directors to be exchanged in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize such number of additional shares of Common Stock to provide for the full issuance of shares of Common Stock required to be issued upon exchange of such Rights. In the event the Company, after good faith effort, is unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, such number of Preferred Shares (or such fraction of a Preferred Share) as shall have a current per share market price equal to the current per share market price of one share of Common Stock as of the date of issuance of such Preferred Shares (or such fraction of a Preferred Share).
(d)    The Company shall not be required to issue fractions of a share of Common Stock upon any exchange of the Rights, or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights with regard to which such fractional shares of Common Stock would otherwise be issuable at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 24(d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
Section 25.    Notice of Certain Events.
(a)    In case the Company, at any time after the Distribution Time, proposes to (i) pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) effect any consolidation or merger into or with, or effect any sale or other transfer (or permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) effect the liquidation, dissolution or winding up of the Company, or (vi) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to each registered holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock and/or Preferred Shares, whichever is earlier.
(b)    In case the event set forth in Section 11(a)(ii) occurs, the Company shall, as soon as practicable thereafter, give to the Rights Agent and to each registered holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii).
Section 26.    Notices. Except as otherwise provided in Section 21, all notices and demands authorized by this Agreement to be given or made by the Rights Agent or the holder of any Right to or on the Company shall be in writing and sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent), by facsimile transmission or by a recognized national overnight delivery service as follows:
Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, California 90210
Attention:    Corporate Secretary
Facsimile No.:    (310) 867-7051
Except as otherwise provided in Section 21, all notices and demands authorized by this Agreement to be given or made by the Company or the holder of any Right to or on the Rights Agent shall be in writing and sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company), by facsimile transmission, or by a recognized national overnight delivery service as follows:
Computershare Inc.
480 Washington Boulevard
Jersey City, NJ 07310
Attention:     Steven Myers
Facsimile No.:    (732) 667-9464

with a copy to:

Computershare Inc.
480 Washington Boulevard
Jersey City, NJ 07310
Attention:     General Counsel
Facsimile No.:    (201) 680-4610

Notices, demands or certificates (including Right Certificates) authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right (whether as the record holder of a share of Common Stock prior to the Distribution Time or as the registered holder of a Right Certificate from and after the Distribution Time) shall be in writing and sufficiently given or made if sent by first-class mail, postage prepaid, or by a recognized national overnight delivery service addressed to such holder at their last addresses as they appear upon the registry books of the Rights Agent (or, if prior to the Distribution Time or in connection with the distribution of Right Certificates immediately following the Distribution Time, at their last addresses as they appear upon the registry books of the transfer agent for the shares of Common Stock). Any notice that is mailed to a holder of a Right in the manner herein provided shall be deemed given when sent, whether or not such holder actually receives such notice.
Section 27.    Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holder of Rights, subject to the other terms and conditions of this Agreement, in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision or provisions herein, to shorten or lengthen any time period hereunder or to make, amend or delete any other provisions with respect to the Rights that the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner that would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may, at any time prior to such time as any Person becomes an Acquiring Person, amend this Agreement to (A) make the provisions of this Agreement inapplicable to a particular transaction by which a Person would otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction, or (B) lower the thresholds set forth in Section 1(a) and Section 3(a) to not less than 10% or more of the shares of Common Stock then outstanding (the “Reduced Threshold”); provided, however, that no Person who Beneficially Owns a number of shares of Common Stock equal to or greater than the Reduced Threshold shall become an Acquiring Person because of such Amendment unless such Person, after the public announcement of the Reduced Threshold, purchases one or more additional shares of Common Stock such that its Beneficial Ownership of the then outstanding shares of Common Stock is equal to or greater than the greater of (x) the Reduced Threshold or (y) the lowest Beneficial Ownership of such Person as a percentage of the shares of Common Stock outstanding as of any date on or after the date of the public announcement of such Reduced Threshold. Upon delivery of a certificate executed by an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel, that states that the proposed supplement or amendment is in compliance with the terms of this

Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. Prior to the Distribution Time, the interests of the holders of the Rights shall be deemed coincident with the interests of the holders of Common Stock.
Section 28.    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Time, the record holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Time, the record holders of shares of Common Stock).
Section 30.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 31.    Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that the rights, duties and obligations of the Rights Agent hereunder shall be governed by and construed in accordance with the laws of the State of New York.
Section 32.    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.
Section 33.    Descriptive Headings; References. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Except as otherwise specifically provided, any reference to any section or annex will be deemed to refer to such section of or annex to this Agreement.
Section 34.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.
Section 35.    Confidentiality. The Rights Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services set forth in the attached schedule, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:	LIVE NATION ENTERTAINMENT, INC.
By: /s/ Kathy Willard	By: /s/ Michael Rowles
Name: Kathy Willard Title: EVP and CFO	Name: Michael Rowles Title: EVP and General Counsel

Attest:	COMPUTERSHARE INC.
By: /s/ Steven Myers	By: /s/ Dennis V Moccia
Name: Steven Myers Title: Relationship Manager	Name: Dennis V. Moccia Title: Manager, Contract Administration

Annex A
CERTIFICATE OF DESIGNATION
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
CCE SPINCO, INC.
(Pursuant to Section 151 of the
Delaware General Corporation Law)

     CCE Spinco, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that, as required by Section 151 of the General Corporation Law, the following resolution was adopted on October 26, 2005, by the Board of Directors of the Corporation.
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share, of the Corporation (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:
     Series A Junior Participating Preferred Stock:
     Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be Twenty Million (20,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
    Section 2. Dividends and Distributions.
     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share, of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Section 4. Certain Restrictions.
     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding are paid in full, the Corporation shall not:
     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines in good faith will result in fair and equitable treatment among the respective series or classes.
     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation at any time enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.
     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chief Executive Officer and attested by its Secretary this 14th day of December, 2005.

Attest:
/s/ Randall T. Mays	/s/ Michael Rapino

Randall T. Mays, Secretary	Michael Rapino, Chief Executive Officer

Annex B
Form of Right Certificate

Certificate No. R-___	___Rights
NOT EXERCISABLE AFTER DECEMBER 21, 2020 OR EARLIER
IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE
SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE
ON THE TERMS SET FORTH IN THE AGREEMENT.
Right Certificate
LIVE NATION ENTERTAINMENT, INC.
     This certifies that                                                             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Agreement, dated as of December 21, 2015 (the “Agreement”), between Live Nation Entertainment, Inc., a Delaware corporation (the “Company”), and Computershare Inc. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Time (as such term is defined in the Agreement) and prior to 5:00 P.M., local time in New York, New York, on December 21, 2020 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the “Preferred Shares”), at a purchase price of $80 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase, properly completed and duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are such number and Purchase Price as of December 21, 2015, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number and type of securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
     This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

B-1

     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered entitle such holder to purchase. If this Right Certificate is exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $.01 per share.
     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.
     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Agreement.
     This Right Certificate shall not be valid or obligatory for any purpose until countersigned by the Rights Agent.

B-2

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, 20_.

ATTEST:	LIVE NATION ENTERTAINMENT, INC.

By:	By:

Name:		Name
Title:		Title
Countersigned:

COMPUTERSHARE INC.

By:

Name:
Title
Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                              Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:

Signature
     Signature Guaranteed:
     All Guarantees must be made by a financial institution (such as a bank or broker) that is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated. Guarantees by a notary public are not acceptable.
     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person (as such terms are defined in the Agreement).

Signature

Form of Reverse Side of Right Certificate — continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)

 To: LIVE NATION ENTERTAINMENT, INC.
     The undersigned hereby irrevocably elects to exercise                                                              Rights represented by this Right Certificate to purchase the Preferred Shares or other securities then issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares or such other securities be issued in the name of:
Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights are not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

Dated:

Signature

Signature Guaranteed:
     All Guarantees must be made by a financial institution (such as a bank or broker) that is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated. Guarantees by a notary public are not acceptable.
     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person (as defined in the Agreement).

Signature
NOTICE
     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

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